Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-173917) pertaining to the Materion Corporation Retirement Savings Plan of our report dated June 29, 2023, with respect to the financial statements and related schedule of the Materion Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) as of December 31, 2022 and 2021 and for the year ended December 31, 2022.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio
June 29, 2023

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